Exhibit 10.17

AGREEMENT ON TRANSFER OF EMPLOYMENT AND AMENDMENT OF EMPLOYMENT AGREEMENT
("Agreement")

Dated: December 19, 2022

Between
Humabs BioMed SA (“Humabs”)
Via dei Gaggini 3
6500 Bellinzona, Switzerland

A subsidiary of Vir Biotechnology, Inc. (“VIR”) 499 Illinois Street, Suite 500 San Francisco, CA 94158 USA
And
Vir Biotechnology International GmbH (“VBI”)
Grafenauweg 8
6300 Zug, Switzerland

And
Johanna Friedl-Naderer (“Employee”)
[Address]
[Address]

(Humabs, VBI and the Employee together the "Parties", each a "Party")

(Humabs, VBI and their direct and indirect affiliates (i.e. any entity which, directly or indirectly, controls, or is controlled by, or is under common control with such entity) from time to time the "Group", each a "Group Company")

Recitals

Humabs BioMed SA and the Employee concluded an employment contract dated 16 December 2021 (the "Employment Agreement"). Humabs BioMed SA appreciates and values the Employee's commitment and engagement and wishes the Employee to assume the role of Group Chief Operations Officer (COO) retroactively as of March 2, 2022, and to amend the Employment Agreement accordingly;

In addition, the Employee shall receive a monthly housing allowance retroactively as of 1 September 2022;

As of January 1, 2023, the employment relationship shall be transferred and continued between VBI and the Employee; and,

Based on the above premises, which form an integral part hereof, the Parties agree as follows:

Amendment of Section 3

Section 3 of the Employment Agreement is amended as follows:

“As of March 2, 2022, the Employee shall hold the position of Group Chief Operations Officer (COO) of the Group.” The Employee’s duties and responsibilities shall encompass the usual and customary duties, responsibilities and authority of the Group COO and such other duties and responsibilities as are assigned to the Employee hereunder by the Board of her then-current direct Employer (whether Humabs or VBI), the Group’s CEO and/or the Group’s Board, from time to time. Furthermore, the Employee’s duties and responsibilities are additionally governed by the organizational regulations of her then-current Employer and/or the Group.

The Employee reports to the Group CEO as well as the Board of her then-current direct Employer and/or the Group’s Board.

Amendment of Section 7

The following addition is made to section 7 of the Employment Agreement:

"As of 1 September 2022, the Employee is entitled to a monthly housing allowance of USD 10'000 gross to be paid in CHF for a gross total of monthly CHF 9’861, minus applicable withholding and deductions if any."

Change of Employer

The Parties hereby agree to transfer the Employment Agreement with all rights and obligations as of January 1, 2023. As of said date, the Employee will have an employment relationship with VBI only, and her employment relationship will then become subject to the jurisdiction and any unique statutory requirements of the Canton of Zug, including without limitation, the public holidays recognized from time to time within Zug. For calculation of years of service, March 2, 2022 will be considered the start date of the employment. The Parties agree that the transfer does not trigger any severance payment obligation.

Miscellaneous

All other provisions of the Employment Agreement and of the Letter Agreement (dated February 18th, 2022) remain in force unchanged and related rights and obligations set forth therein extend to VBI on and after January 1, 2023.

Governing Law and Jurisdiction

This Agreement shall be governed by the substantive laws of Switzerland (excluding its rules on conflict of laws). Venue for any dispute arising from this Agreement shall be the courts according to article 34 of the Swiss Civil Procedural Code.

This Addendum is made on the date set forth on the cover page of this Agreement.

Humabs BioMed SA:

_______________________________
Filippo Riva Managing Director
Vir Biotechnology International GmbH:

_______________________________
George Scangos Group CEO and VBI Managing Director
The Employee:

________________________________
Johanna Friedl-Naderer